Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

InspireMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Subscription Rights	457(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Warrants	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Units	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$200,000,000	—	$200,000,000	0.00015310	$30,620.00

Fees to Be Paid	Total Registration Fee:			$200,000,000	N/A	$200,000,000	—	$30,620.00

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

Total Offering Amounts						$200,000,000		$30,620.00
Total Fees Previously Paid									—
Total Fee Offsets								13,682.92	—
Net Fee Due								$16,938.08

(1)	There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) subscription rights to purchase common stock, preferred stock or debt securities of the registrant (d) debt securities, (e) warrants to purchase common stock, preferred stock or debt securities of the registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $200,000,000 after the date hereof.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	InspireMD, Inc.	S-3	333-265409	June 3, 2022	—	13,682.92	(3)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	147,604,292.51

Fee Offset Sources	InspireMD, Inc.	S-3	333-265409	—	June 3, 2022	—		—	—			13,905.00	(3)

(3)	On June 3, 2022, InspireMD, Inc. (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-265409), which was declared effective on June 14, 2022, registering such indeterminate number of shares of (a) common stock, (b) preferred stock, (c) subscription rights to purchase common stock, preferred stock or debt securities of the registrant (d) debt securities, (e) warrants to purchase common stock, preferred stock or debt securities of the registrant, and (f) units as shall have an aggregate initial offering price not to exceed $150,000,000 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant owed and paid a total fee of $13,905.00 based on the fee rate then in effect. The offering of the unsold securities registered under the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) has been terminated. At the time of the termination of the offering under the Prior Registration Statement, there remained unsold $147,604,292.51 of securities registered under the Prior Registration Statement, for which the Registrant previously paid a registration fee of $13,682.92 based on the fee rate in effect at the time of the initial filing of the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $13,682.92 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the unsold securities under the Prior Registration Statement.